As filed with the Securities and Exchange Commission on May 12, 2006
Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

DCAP Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2476480
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

1158 Broadway
Hewlett, New York 11557
Telephone: (516) 374-7600
Telecopier: (516) 295-7216
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Barry B. Goldstein
Chief Executive Officer
DCAP Group, Inc.
1158 Broadway
Hewlett, New York 11557
Telephone: (516) 374-7600
Telecopier: (516) 295-7216
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)
__________

Copies of all communications and notices to:

Fred Skolnik, Esq.
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Telephone: (516) 296-7000
Telecopier: (516) 296-7111

__________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock registered for the benefit of certain Selling Securityholders	249,600	$2.45	$611,520	$65.43
Common Stock underlying warrants registered for the benefit of certain Selling Securityholders	97,500	$2.45	$238,875	$25.56
Common Stock underlying Series A Preferred Stock registered for the benefit of a certain Selling Securityholder	312,000	$2.45	$764,400	$81.79
Total Registration Fee				$172.78
(footnotes on next page)

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c).

__________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

__________

Subject to completion dated May 12, 2006

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

________________

DCAP Group, Inc.

659,100 SHARES OF COMMON STOCK

The shares of common stock offered by this prospectus are being sold by securityholders of DCAP Group, Inc.	A purchase of these securities involves a degree of risk. See “Risk Factors,” beginning on page 5.

The common stock of DCAP Group, Inc. is traded
on the Nasdaq Small Cap Market under the symbol ADCAP.@

We will not receive any proceeds from the sale of these securities. The securities are being registered for resale by the selling securityholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

DCAP Group, Inc.
1158 Broadway
Hewlett, New York 11557
Telephone: (516) 374-7600

__________, 2006

__________

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. This prospectus may only be used where it is legal to sell these securities. The information contained in this prospectus may only be accurate on the date of this prospectus.

PROSPECTUS SUMMARY

This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained later or incorporated by reference into this prospectus, including the financial information and statements with notes. You are urged to read this prospectus in its entirety.

Please note that, throughout this prospectus, the words “DCAP Group,” “we,” “our,” or “us” refer to DCAP Group, Inc. and not to any of the selling securityholders.

About Us

We operate two lines of business:

$	franchising, ownership and operation of storefront insurance agencies under the DCAP, Barry Scott, Atlantic Insurance and Accurate Agency brand names

$	premium financing of insurance policies for our DCAP, Barry Scott, Atlantic Insurance and Accurate Agency clients as well as clients of non-affiliated entities

Our storefront locations serve as insurance agents or brokers and place various types of insurance on behalf of customers. We focus on automobile, motorcycle and homeowners insurance and our customer base is primarily individuals rather than businesses.

There are 75 store locations owned or franchised by us of which 69 are located in New York State. In the New York metropolitan area, there are 46 DCAP franchises, one joint venture DCAP store and one wholly-owned location. There are also 18 Barry Scott locations and four Accurate Agency locations outside the New York metropolitan area (all located in central and western New York State). There are five Atlantic Insurance locations in eastern Pennsylvania. All of the Barry Scott, Atlantic Insurance and Accurate Agency locations are wholly-owned by us.

The stores receive commissions from insurance companies for their services. We receive fees from the franchised locations in connection with their use of the DCAP name. Neither we nor the stores serve as an insurance company and therefore do not assume underwriting risks.

Through our wholly-owned subsidiary, Payments Inc., we provide insurance premium financing services to our DCAP, Barry Scott, Atlantic Insurance and Accurate Agency locations as well as non-affiliated insurance agencies. Payments Inc. is licensed by the New York State Department of Banking as an insurance premium finance agency and has been granted permission to conduct business in Pennsylvania and New Jersey.

We also offer automobile club services for roadside emergencies. Income tax preparation services are also offered in connection with the operation of the DCAP stores.

We were incorporated in 1961 and changed our name to DCAP Group, Inc. in 1999.

Our executive offices are located at 1158 Broadway, Hewlett, New York 11557 and our telephone number is (516) 374-7600. Our website is www.dcapgroup.com. Information contained in our website is not part of this prospectus.

About The Offering

Common Stock outstanding	2,896,024 shares

Common Stock offered by the Selling Securityholders	659,100 shares(1)

Common Stock to be outstanding after the offering	3,305,524 shares(2)

Use of Proceeds
We will receive no proceeds from the sale of the shares of common stock being offered by the selling securityholders under this prospectus. However, we may receive up to $609,375 if the selling securityholders exercise warrants held by them.

Risk Factors
An investment in the shares offered by this prospectus involves a degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

Nasdaq Symbol	“DCAP”
____________________

(1)  This includes 409,500 shares that are not yet outstanding and may be issued by us to the selling securityholders if they exercise warrants or convert preferred stock held by them.

(2) This assumes that the selling securityholders exercise all of the warrants and convert all of the preferred stock held by them.

Summary Financial Data

The following summary of financial data is based on the consolidated financial statements of DCAP Group incorporated by reference into this prospectus. It should be read together with those statements and the related notes.

Statement of Operations

	Year Ended December 31,
	2005	2004
Revenue	$13,921,162	$15,088,015
Income before provision for income taxes	901,760	1,855,764
Net income	495,760	1,374,364
Net income per common share:
Basic	.18	.55
Diluted	.17	.44

Balance Sheet

December 31, 2005

Working capital	$5,321,837
Total assets	22,510,087
Total stockholders’ equity	5,222,598

RISK FACTORS

Before you buy shares of common stock from any selling securityholder, you should be aware that an investment in the common stock involves a degree of risk. You should only acquire these securities if you can afford to lose your entire investment. Before making an investment, you should carefully consider the following risks and speculative factors, as well as the other information contained in or incorporated by reference into this prospectus. As discussed below, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve risks and uncertainties. The actual results of our operations could be significantly different from the information contained in those forward-looking statements. Those differences could result from the risk factors discussed immediately below, as well as factors discussed in other places in this prospectus.

Because our core product is personal automobile insurance, our business may be adversely affected by negative developments in the conditions in this industry.

Approximately 51% of our revenues for 2005 were commissions and fees from the sale of personal automobile and other property and casualty insurance policies. As a result of our concentration in this line of business, negative developments in the economic, competitive or regulatory conditions affecting the personal automobile insurance industry could have a material adverse effect on our results of operations and financial condition.

Because substantially all of our insurance-related operations are located in New York and Pennsylvania, our business may be adversely affected by conditions in these states.

Substantially all of our insurance-related operations are located in the states of New York and Pennsylvania. Our revenues and profitability are affected by the prevailing regulatory, economic, demographic, competitive and other conditions in these states. Changes in any of these conditions could make it more costly or difficult for us to conduct our business. Adverse regulatory developments in New York or Pennsylvania, which could include fundamental changes to the design or implementation of the automobile insurance regulatory framework, could have a material adverse effect on our results of operations and financial condition.

Our inability to refinance our current line of credit or obtain additional required financing would have an adverse effect on our premium finance revenue.

The working capital needs of our premium finance subsidiary, Payments Inc., are substantially dependent on its line of credit agreement with Manufacturers and Traders Trust Co. that expires in June 2007. That agreement includes covenants requiring us to pass specified financial tests and to refrain from certain kinds of actions. In the event we fail to meet our covenants or are unable to extend, refinance, replace or increase our bank line of credit on economically feasible terms, our income and the marketability of our premium finance services would be materially adversely affected.

Increases in interest rates would have an adverse effect on our premium finance operations.

Our premium finance line of credit with M&T provides for interest based upon M&T’s floating prime rate or the floating LIBOR rate. Increases in these rates would increase the cost of borrowing for premium financing. Since we generally charge interest on our premium finance loans at the statutory rate permitted in each state, we would not be able to increase our loan rates to compensate for any such increased cost of borrowing.

If we lose key personnel or are unable to recruit qualified personnel, our ability to implement our business strategies could be delayed or hindered.

Our future success will depend, in part, upon the efforts of Barry Goldstein, our Chief Executive Officer. The loss of Mr. Goldstein or other key personnel could prevent us from fully implementing our business strategies and could materially and adversely affect our business, financial condition and results of operations. In addition, an event of default under our line of credit agreement will be triggered if Mr. Goldstein is no longer serving as chief executive and chief operating officer of Payments Inc. We have an employment agreement with Mr. Goldstein that expires on April 1, 2007. As we continue to grow, we will need to recruit and retain additional qualified management personnel, but we may not be able to do so. Our ability to recruit and retain such personnel will depend upon a number of factors, such as our results of operations and prospects and the level of competition then prevailing in the market for qualified personnel.

Reductions in the New York involuntary automobile insurance market may adversely affect our premium finance business.

Our primary source of premium finance loans has been the assigned risk, or involuntary, automobile insurance market. In New York, since mid-2003, there has been a decline in the number of new applications for coverage at the New York Auto Insurance Plan. This has led to a reduction in the number of loans where policies of this type are the collateral. We have partially offset the rate of decline by increasing our loan originations at our Barry Scott and Atlantic Insurance locations and, effective January 2006, by offering premium financing to our Accurate locations. In general, these loans are of a smaller average size. Beginning in 2004, we began to finance certain voluntary auto insurance policies. There is no guaranty that the number or size of the loans in the voluntary marketplace will offset the declines experienced in the involuntary market.

The volatility of premium pricing and commission rates could adversely affect our operations.

We currently derive most of our insurance-related revenues from commissions paid by insurance companies. The commission is usually a percentage of the premium billed to an insured. Insurance premiums are not determined by us. Historically, property and casualty premiums have been cyclical in nature and have displayed a high degree of volatility based on economic and competitive conditions. Because our commission revenue is paid to us based on insurance premiums, a decline in premium levels will have an adverse effect on our business. In times of expanded underwriting capacity of insurance companies, premium rates have decreased causing a reduction in the commissions payable to us. In addition, in many cases, insurance companies may seek to reduce their expenses by reducing the commission rates payable to insurance agents or brokers and generally reserve the right to make such reductions. We cannot predict the timing or extent of future changes in commission rates or premiums and therefore cannot predict the effect, if any, that such changes would have on our operations.

We are subject to regulation that may restrict our ability to earn profits.

Our premium finance subsidiary is subject to regulation and supervision by the financial institution departments in the states where it offers to finance premiums. Certain regulatory restrictions, including restrictions on the maximum permissible rates of interest for premium financing, and prior approval requirements may affect its ability to operate.

The operations of our storefronts depend on their continued good standing under the licenses and approvals pursuant to which they operate. Licensing laws and regulations vary from jurisdiction to jurisdiction. Such laws and regulations are subject to amendment or interpretation by regulatory authorities, and generally such authorities are vested with broad discretion as to the granting, suspending, renewing and revoking of licenses and approvals.

In addition, there are currently 46 DCAP franchises. The offering of franchises is regulated by both the federal government and some states, including New York.

As a holding company, we are dependent on the results of operations of our operating subsidiaries and the regulatory and contractual capacity of our premium finance subsidiary to pay dividends to us.

We are a holding company and a legal entity separate and distinct from our operating subsidiaries. As a holding company without significant operations of our own, the principal sources of our funds are dividends and other payments from our operating subsidiaries. Dividends from our premium finance subsidiary are limited by the minimum capital requirements in applicable state regulations and by covenants in our loan agreement with Manufacturers and Traders Trust Co. Consequently, our ability to repay debts, pay expenses and pay cash dividends to our shareholders may be limited.

Our premium finance subsidiary is subject to capital requirements, and our failure to meet these standards could subject us to regulatory actions.

Our premium finance subsidiary is subject to minimum capital requirements imposed under the laws of the states in which it conducts business. Failure to meet applicable minimum statutory capital requirements could subject our premium finance subsidiary to further examination or corrective action imposed by state regulators, including limitations on our engaging in finance activities, state supervision or even liquidation.

Our business is highly competitive, which may make it difficult for us to market our core products effectively and profitably.

The personal automobile insurance business is highly competitive. We compete with numerous other insurance agents and brokers in our market. The amount of capital required to commence operations as a broker or agent is generally small and the only material barrier to entry is the ability to obtain the required licenses and appointments as a broker or agent for insurance carriers. We also compete with insurers, such as GEICO Insurance, that sell insurance policies directly to their customers.

Some of our competitors, including those who provide premium finance services, have substantially greater financial and other resources than we have, and they may offer a broader range of products or offer competing products or services at lower prices. Our results of operations and financial condition could be materially and adversely affected by a loss of business to competitors offering similar insurance products or services at lower prices or having other competitive advantages.

A decline in the number of insurance companies offering insurance products in our markets would adversely affect our business.

Based upon economic conditions and loss history, insurance companies enter and leave our market. A reduction in the number of available insurance products that we can offer to our customers would adversely affect our business.

We may have difficulties in managing our expansion into new geographic markets, and we may not be successful in identifying agency acquisition candidates or integrating their operations.

Our future growth plans include expanding into new states by acquiring the business and assets of local agencies. Our future growth will face risks, including risks associated with obtaining necessary licenses for our premium finance operations and our ability to identify agency acquisition candidates or, if acquired, to integrate their operations. In addition, we may acquire businesses in states in which market and other conditions may not be favorable to us.

Our inability to identify and acquire agency acquisition candidates could hinder our growth by slowing down our ability to expand into new states. If we do acquire additional agencies, we could suffer increased costs, disruption of our business and distraction of our management if we are unable to integrate the acquired agencies into our operations smoothly. Our geographic expansion will also continue to place significant demands on our management, operations, systems, accounting, internal controls and financial resources. Any failure by us to manage our growth and to respond to changes in our business could have a material adverse effect on our business, financial condition and results of operations.

We may seek to expand through acquisitions of complementary businesses or other assets which involve additional risks that may adversely affect us.

We continually seek to expand our operations by acquiring businesses or other assets which we believe will complement or enhance our business. We may also acquire or make investments in complementary businesses, products, services or technologies. In the event we effect any such acquisition, we may not be able to successfully integrate any acquired business, asset, product, service or technology in our operations without substantial costs, delays or other problems or otherwise successfully expand our operations. In addition, efforts expended in connection with such acquisitions may divert our management’s attention from other business concerns. We also may have to borrow money to pay for future acquisitions and we may not be able to do so at all or on terms favorable to us. Additional borrowings and liabilities may have a materially adverse effect on our liquidity and capital resources.

We are materially dependent upon the operations of our third party premium finance servicing agent.

The administration, servicing and collection of our premium finance receivables is handled by a third party. Our premium finance business is materially dependent upon the operations of such company in a professional manner, including the timely cancellation of insurance policies based upon the failure of the customer to pay a premium finance receivable installment.

We rely on our information technology and telecommunication systems, and the failure of these systems could materially and adversely affect our business.

Our business is highly dependent upon the successful and uninterrupted functioning of our information technology and telecommunications systems as well as those of our premium financing servicing agent. We rely on these systems to support our operations, as well as to process new and renewal business, provide customer service, make claims payments, support premium financing activities, and facilitate collections and cancellations. The failure of these systems could interrupt our operations and result in a material adverse effect on our business.

The enactment of tort reform could adversely affect our business.

Legislation concerning tort reform is from time to time considered in the United States Congress and in several states. Among the provisions considered for inclusion in such legislation are limitations on damage awards, including punitive damages. Enactment of these or similar provisions by Congress or by states in which we sell insurance could result in a reduction in the demand for liability insurance policies or a decrease in the limits of such policies, thereby reducing our commission revenues. We cannot predict whether any such legislation will be enacted or, if enacted, the form such legislation will take, nor can we predict the effect, if any, such legislation would have on our business or results of operations.

FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by that act. The events described in forward-looking statements contained in or incorporated by reference into this prospectus may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. For this purpose, any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, the words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based. Factors which may affect our results include, but are not limited to, the risks and uncertainties discussed above under “Risk Factors” beginning on page 5. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and are incorporated into this prospectus by reference:

•	Annual Report on Form 10-KSB for the year ended December 31, 2005;

•	Current Report on Form 8-K for an event dated January 31, 2006;

•	Current Report on Form 8-K for an event dated February 27, 2006;

•	Current Report on Form 8-K for an event dated March 29, 2006; and

•	The description of our common stock, contained in our Registration Statement on Form 8-A (File No. 0-15362).

This prospectus was created after all of the documents listed in items above were filed with the Securities and Exchange Commission. Therefore, there may be conflicts between the information contained in this prospectus and information contained in those other documents. If there are any inconsistencies, then the statements in those earlier documents should be read as if they agree with the statements in this prospectus.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of our shares of common stock offered by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from their respective dates of filing.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this prospectus by reference. Requests for such copies should be directed to the Secretary, DCAP Group, Inc., 1158 Broadway, Hewlett, New York 11557 (telephone number: (516) 374-7600).

USE OF PROCEEDS

We will receive no proceeds from the sale of the shares of common stock being offered by the selling securityholders under this prospectus. However, we may receive up to $609,375 assuming the exercise of warrants held by the selling securityholders. We anticipate that proceeds from any exercise of these warrants will be used for working capital purposes.

SELLING SECURITYHOLDERS

The selling securityholders are offering to sell 659,100 shares of our common stock covered by this prospectus. The following table sets forth as of April 30, 2006:

•	the selling securityholders eligible to sell shares of common stock under this prospectus;

•	the number of shares of common stock beneficially owned by each selling securityholder prior to this offering;

•	the maximum number of shares of common stock each selling securityholder may sell under this prospectus;

•	the number of shares of common stock that each selling securityholder would own after this offering; and

•	the percentage of the outstanding common stock that each selling securityholder would own after this offering.

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After the Offering (1)	Percentage of Class After the Offering
Jack D. Seibald(2)	274,750(2)	118,750(3)	26,000	*
SDS Partners I, Ltd.	100,000	100,000	-	-
AIA Acquisition Corp.	361,600(4)	361,600(4)	-	-
Stewart R. Spector	33,000(5)	30,000(5)	3,000	*
J.M.J. Realty Company	15,000(6)	15,000(6)	-	-
Sanders Opportunity Fund (Inst.), LP	10,800(6)	10,800(6)	-	-
Take-Two Capital LP	7,500(6)	7,500(6)	-	-
Marcia C. Seibald	7,500(6)	7,500(6)	-	-
Sanders Opportunity Fund, LP	4,200(6)	4,200(6)	-	-
Michael Rosen and Catherine Rosen	3,750(6)	3,750(6)	-	-
___________

* Less than 1%.

(1)
Unless otherwise noted, we believe that all persons named above have sole voting and investment power with respect to all shares beneficially owned by them. A person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days from April 30, 2006 upon the exercise of warrants or other convertible securities.

(2)
Based upon Schedule 13D filed under the Securities Exchange Act of 1934, as amended. Represents (i) 113,000 shares owned jointly by Mr. Seibald and his wife, Stephanie Seibald; (ii) 100,000 shares owned by SDS Partners I, Ltd., a limited partnership (ASDS@), and a selling securityholder; (iii) 3,000 shares owned by Boxwood FLTD Partners, a limited partnership (“Boxwood”); (iv) 33,000 shares owned by Stewart Spector IRA (“S. Spector”); (v) 3,000 shares owned by Barbara Spector IRA Rollover (“B. Spector”); (vi) 4,000 shares owned by Karen Dubrowsky IRA (“Dubrowsky”); and (vii) 18,750 shares issuable upon the exercise of currently exercisable warrants held in a retirement trust for the benefit of Mr. Seibald. Mr. Seibald has voting and dispositive power over the shares owned by SDS, Boxwood, S. Spector, B. Spector and Dubrowsky. The amount reflected as owned by S. Spector, a selling securityholder, includes 30,000 shares issuable upon the exercise of currently exercisable warrants.

(3)
Represents (i) 100,000 shares owned jointly by Mr. Seibald and his wife, Stephanie Seibald, and (ii) 18,750 shares issuable upon the exercise of currently exercisable warrants held in a retirement trust for the benefit of Mr. Seibald.

(4)
Based upon Schedule 13G filed under the Securities and Exchange Act of 1934, as amended, and other information that is publicly available. Includes 312,000 shares issuable upon the conversion of preferred stock that is currently convertible. The preferred stock and the underlying common stock are pledged to us as security for indemnification obligations of AIA.

(5)
Represents (i) 30,000 shares issuable upon the exercise of currently exercisable warrants held in a retirement trust for the benefit of Mr. Spector and (ii) 3,000 shares held in a retirement trust for the benefit of Mr. Spector. Excludes 3,000 shares held in a retirement trust for the benefit of Mr. Spector’s wife. The number of shares of common stock reflected as being offered by Mr. Spector represents the shares issuable upon the exercise of warrants held in a retirement trust for the benefit of Mr. Spector.

(6)	Issuable upon the exercise of currently exercisable warrants.

The shares being offered by this prospectus are being registered to permit public secondary trading, and the selling securityholders may offer all or part of the shares for resale from time to time. However, the selling securityholders are under no obligation to sell all or any portion of their shares nor are they obligated to sell any shares immediately under this prospectus. All information with respect to share ownership has been furnished by the selling securityholders.

The reflection in the table above of shares beneficially owned or to be sold in the offering is not intended to constitute a prediction as to either the number of shares with respect to which warrants will be exercised or preferred stock will be converted, or the number of shares otherwise eligible for sale that will be sold.

To our knowledge, no selling securityholder has had any position, office or other material relationship with us or any of our affiliates during the past three years other than as a holder of our securities, except that

$
Jack D. Seibald was elected to our Board of Directors in September 2004. In addition, as indicated in the footnotes to the above table, he also beneficially owns the shares owned by SDS Partners I. Ltd. and Stewart R. Spector.

$	Barry B. Goldstein, our Chief Executive Officer, served as President of AIA Acquisition Corp. from April 1997 to December 2004 and members of his family are principal stockholders of AIA.

We have agreed to indemnify the selling securityholders and their affiliated parties against specified liabilities, including liabilities under the Securities Act of 1933 in connection with this offering. The selling securityholders have agreed to indemnify us and our directors and officers, as well as our affiliates and any persons controlling us, against liabilities, including liabilities under the Securities Act of 1933, relating to information supplied by them for use in this prospectus. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors or officers, or persons controlling us, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

PLAN OF DISTRIBUTION

The common stock may be sold or distributed from time to time by the selling securityholders or by pledgees, donees or transferees of, or successors in interest to, the selling securityholders. The shares may be sold or distributed directly to one or more purchasers, including pledgees, or through brokers or dealers who may act solely as agents or may acquire the shares as principals. The shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.

The distribution of the shares of common stock may be effected in one or more of the following methods:

$	ordinary brokers transactions;

$	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

$	“at the market” to or through market makers or into an existing market for the common stock;

$	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

$	through transactions in options, swaps or other derivatives, whether exchange listed or otherwise; or

$	any combination of the foregoing, or by any other legally available means.

In addition, the selling securityholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares of common stock, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers or agents participating in the distribution of the shares of common stock may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The selling securityholders and any broker-dealers acting in connection with the sale of the shares of common stock hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commission received by them and any profit realized by them on the resale of shares of common stock as principals may be deemed underwriting compensation under the Securities Act. Neither we nor any selling securityholder can presently estimate the amount of that compensation. We know of no existing arrangements between any selling securityholder and any such stockholder, broker, dealer or agent relating to the sale or distribution of the shares of common stock.

Each selling securityholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling securityholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

There can be no assurance that the selling securityholders will sell any or all of the shares of common stock covered by this prospectus.

LEGAL MATTERS

The validity of the common stock being offered hereby is being passed upon by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554. Morton L. Certilman, one of our directors, is affiliated with Certilman Balin Adler & Hyman, LLP.

EXPERTS

Holtz Rubenstein Reminick LLP, independent auditors, has audited our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2005, as set forth in its report, which is incorporated by reference into this prospectus. Our financial statements are incorporated into this prospectus by reference in reliance on Holtz Rubenstein Reminick LLP’s report, given upon the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file reports, proxy and information statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy and information statements and other information at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. These reports and other information can also be accessed from the Internet site maintained by the Securities and Exchange Commission at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 to register the shares of our common stock to be sold by the selling securityholders. This prospectus is part of that registration statement, and, as permitted by the SEC’s rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement. You can review a copy of the registration statement and its exhibits at the public reference room maintained by the SEC, and on the SEC’s web site, as described above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (estimated except for the Registration Fee) in connection with the offering described in the Registration Statement:

Registration Fee	$172.78
Accountants= Fees and Expenses	1,500.00
Legal Fees and Expenses	3,000.00
Miscellaneous	327.22
Total	$5,000.00

The Registrant has agreed to pay all fees and expenses incurred in connection with registration of the shares of common stock covered by this Registration Statement with the exception of underwriting discounts and commissions and the fees and expenses of counsel to the selling securityholders.

Item 15. Indemnification of Directors and Officers.

Article TWELFTH  of the Registrant’s Restated Certificate of Incorporation eliminates, absent fraud, the personal liability of directors to the Registrant, stockholders or creditors thereof, or any other persons, in connection with losses incurred by the Registrant under or by reason of any contract or business transaction between a director and the Registrant, nor shall a director be accountable for any gains or profits realized thereon.

Article THIRTEENTH of the Registrant ’s Restated Certificate of Incorporation provides that each director and each officer now or hereafter serving the Registrant or, at the request of the Registrant, any other corporation in which the Registrant has an interest as stockholder or creditor, and his heirs, executors and administrators, shall be indemnified and held harmless by the Registrant from and against all costs, expenses and liabilities, including but not limited to counsel fees and amounts of judgments and amounts paid in settlement, which may be imposed upon or incurred by him in connection with or resulting from any claim made against him or any action, suit or proceeding in which he may be involved, by reason of his being or having been a director or officer of the Registrant or any of such other corporation, whether or not he continues to be a director or officer at the time such costs, expenses and liabilities are imposed or incurred; provided, however, that no such director or officer shall be so indemnified (a) with respect to any matter as to which he shall, in any such action, suit or proceeding, be finally adjudged to be liable for misconduct in the performance of his duties as a director or officer, or (b) in the event of a settlement of any such claim, action, suit or proceeding unless (i) such settlement shall, with knowledge of the indemnification provided for hereby, be approved by the court having jurisdiction of such claim, action, suit or proceeding or (ii) such settlement shall have been made upon the written opinion of independent legal counsel, selected by or in a manner determined by the board of directors of the corporation, to the effect that there is no reasonable ground of liability for misconduct on the part of such director or officer and that the entire cost of such settlement will not substantially exceed the estimated cost of defending such claim, action, suit or proceeding to a final conclusion. The Registrant’s Restated Certificate of Incorporation also states that the foregoing rights of indemnification shall be in addition to any other rights to which such director or officer may otherwise be entitled as a matter of law.

Article FIFTEENTH of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director except for liability of a director (i) for breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, the Registrant has included in its By-Laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation Law. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Registrant=s By-Laws, any agreement, vote of stockholders or otherwise.

The effect of the foregoing is to require the Registrant, to the extent permitted by law, to indemnify the officers, directors, employees and agents of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In connection with this Registration Statement, the selling securityholders, severally but not jointly, have agreed to indemnify the Registrant, its directors, each of its officers who signed this Registration Statement, its employees, agents and each person who controls it within the meaning of Section 15 of the Securities Act with respect to any statement in or omission from the Registration Statement or the prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Registrant by the selling securityholders specifically for use in connection with the preparation of the Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

Exhibit Number	Description of Exhibit

5.1	Opinion of Certilman Balin Adler & Hyman, LLP
23.1	Consent of Holtz Rubenstein Reminick LLP
23.2	Consent of Certilman Balin Adler & Hyman, LLP (included in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included in signature page forming a part hereof)

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)  For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(2)  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(3)  For determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed it the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hewlett, state of New York, on the 11th day of May, 2006.

DCAP GROUP, INC.
By: /s/ Barry B. Goldstein Barry B. Goldstein Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Barry B. Goldstein with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitu-tion and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of his substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attor-ney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Barry B. Goldstein Barry B. Goldstein	President, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	May 11, 2006
/s/ Morton L. Certilman Morton L. Certilman	Secretary and Director	May 11, 2006

_______________ Jay M. Haft	Director
/s/ David A. Lyons David A. Lyons	Director	May 11, 2006
/s/ Jack D. Seibald Jack D. Seibald	Director	May 11, 2006
____________ Robert M. Wallach	Director